UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2024

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA, 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

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	ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 28, 2024, MDR Central Avenue, LLC, a wholly owned subsidiary of Medalist Diversified Holdings, LP, a Maryland limited partnership and the operating partnership (the “Operating Partnership”) of Medalist Diversified REIT, Inc. (the “Company”), closed on the acquisition of that certain tract of real property containing a building with a physical address of 3535 North Central Avenue, Chicago, IL 60634 (the “Central Avenue Property”) from RMP 3535 N. Central Ave., LLC, a Delaware limited liability company (“Seller”), for a purchase price of $2,400,000, exclusive of closing costs, paid with a combination of (i) 417,391 operating partnership units in the Operating Partnership (the “OP Units”), valued at approximately $5.75 per OP Unit; and (ii) $15,209 in cash on hand to cover Seller’s transaction costs (such as title/escrow fees, transfer taxes, legals fees, etc.).  The Purchase Price was determined based on the appraised value of the Central Avenue Property, as determined by an independent appraiser hired by the Company, and the number of OP Units issued as part of the Purchase Price was determined by dividing $2,400,000 by $5.75, which represents an 8.5%  premium over the $5.30 per share closing price of the Company’s common stock on the Nasdaq Capital Market on February 15, 2024, the date the Company and Seller entered into the purchase and sale agreement relating to the Central Avenue Property.  Pursuant to the Agreement of Limited Partnership of the Operating Partnership, as amended, the OP Units are redeemable for cash or, at the Operating Partnership’s option, shares of the Company’s common stock on a one-for-one basis; however, pursuant to the related subscription agreement between the Operating Partnership and Seller, Seller may not redeem the OP Units for shares of the Company’s common stock unless such redemption is approved by a majority of the votes cast on the matter at a meeting of the stockholders of the Company or by written consent of the stockholders of the Company in lieu of a special meeting to the extent permitted by applicable state and federal law.  The sole manager and member of Seller is CWS BET Seattle, LP, a Delaware limited partnership, a company controlled and owned by Frank Kavanaugh, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors.

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	ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses or funds acquired.

To the extent required by this item, historical financial statements for the Central Avenue Property will be filed in an amendment to this Current Report on Form 8-K on or before June 8, 2024, which date is within the period allowed to file such an amendment.

(b) Pro forma financial information.

To the extent required by this item, pro forma financial information relating to the acquisition of the Central Avenue Property will be filed in an amendment to this Current Report on Form 8-K on or before June 8, 2024, which date is within the period allowed to file such an amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: March 28, 2024	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer